Exhibit 10.2

ACKNOWLEDGMENT AND AFFIRMATION OF GUARANTY

This ACKNOWLEDGMENT AND AFFIRMATION OF GUARANTY (the “Acknowledgment”) is dated effective as of the 1st day of May, 2013, by PHARMCO, L.L.C., a Florida limited liability company (“Guarantor”), in favor of and for the benefit of TCA GLOBAL CREDIT MASTER FUND, LP (“TCA”).

RECITALS

WHEREAS, PROGRESSIVE CARE, INC., a Delaware corporation (the “Borrower”) executed that certain convertible promissory note dated as of March 30, 2012, and effective as of April 30, 2012, in favor of TCA in the original principal amount of Five Hundred Thousand and No/100 Dollars ($500,000.00) (the “Note”); and

WHEREAS, the Borrower and TCA entered into and executed that certain Committed Equity Facility Agreement dated as of March 30, 2012 (the “CEF”), as well as that certain Registration Rights Agreement dated as of March 30, 2012 (the “Registration Rights Agreement”)(the CEF and the Registration Rights Agreement are sometimes hereinafter referred to as the “CEF Documents”), as well as various other “Transaction Documents” (as such term is defined in the First Amendment); and

WHEREAS, in connection with and as part of the Transaction Documents, the Guarantor executed and delivered to TCA: (i) that certain Guaranty Agreement dated as of March 30, 2012 (the “Guaranty”), pursuant to which Guarantor has guaranteed the full, prompt and unconditional payment and performance of all “Liabilities” (as such term is defined in the Guaranty); and (ii) that certain security agreement dated as of March 30, 2012 between the Guarantor and TCA (the “Pharmco Security Agreement”); and

WHEREAS, TCA and the Borrower are entering into a First Amendment to Certain Agreements dated of even date herewith between the Borrower and TCA (the “First Amendment”), and in connection therewith, TCA requires that Guarantor acknowledge, affirm and agree to certain matters, all as more specifically set forth herein;

NOW, THEREFORE, in consideration of the premises and the mutual covenants of the parties hereinafter expressed and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto, each intending to be legally bound, agree as follows:

1.            Recitals.  The recitations set forth in the preamble of this Acknowledgment are true and correct and incorporated herein by this reference.

2.            Capitalized Terms.  All capitalized terms used in this Acknowledgement shall have the same meaning ascribed to them in the First Amendment, except as otherwise specifically set forth herein.

3.            Conflicts.  In the event of any conflict or ambiguity by and between the terms and provisions of this Acknowledgment and the terms and provisions of the Guaranty, the terms and provisions of this Acknowledgment shall control, but only to the extent of any such conflict or ambiguity.

4.            Acknowledgments and Agreements.  The Guarantor, intending to be legally bound hereby, does hereby acknowledge and agree as follows: (i) Guarantor acknowledges having reviewed the terms of the First Amendment, and agrees to the terms thereof; (ii) that the Guaranty and the Pharmco Security Agreement, and all representations, warranties, covenants, agreements and guaranties made by Guarantor thereunder, shall and do hereby remain, are effective and continue to apply to the Transaction Documents, and with respect to all obligations of the Borrower under the Transaction Documents; (iii) that as of the date hereof, the Guarantor has performed, satisfied and complied in all material respects with all the covenants, agreements and conditions under the Guaranty and the Pharmco Security Agreement to be performed, satisfied or complied with by the Guarantor; (iv) that the Guarantor shall continue to perform each and every covenant, agreement and condition set forth in the Guaranty and the Pharmco Security Agreement, and continue to be bound by each and all of the terms and provisions thereof; (v) that as of the date hereof, no default or Event of Default has occurred or is continuing under the Guaranty or the Pharmco Security Agreement, and no event has occurred that, with the passage of time, the giving of notice, or both, would constitute a default or an Event of Default under the Guaranty or the Pharmco Security Agreement, except as it may relate to the Existing Default; (vi) Guarantor hereby confirms and affirms that all representations and warranties made by the Guarantor under the Guaranty and the Pharmco Security Agreement are true, correct and complete as of the date of the Guaranty and the Pharmco Security Agreement, and hereby confirms and affirms that all such representations and warranties remain true, correct and complete as of the date hereof, except as it may relate to the Existing Default, and by this reference, the Guarantor does hereby re-make each and every one of such representations and warranties herein as of the date hereof, as if each and every one of such representations and warranties was set forth and re-made in its entirety herein; (vii) that the First Amendment shall not in any way adversely affect or impair the obligations of the Guarantor to TCA under the Guaranty and the Pharmco Security Agreement; and (viii) the Guaranty and the Pharmco Security Agreement are each hereby ratified, confirmed and continued, all as of the date of this Acknowledgment.

5.            Ratification.  The Guarantor hereby acknowledges, represents, warrants and confirms to TCA that: (i) each of the Guaranty and the Pharmco Security Agreement are valid and binding obligations of the Guarantor, respectively and as applicable, enforceable against Guarantor in accordance with their respective terms; and (ii) there are no defenses, setoffs, counterclaims, cross-actions or equities in favor of the Guarantor to or against the enforcement of the Guaranty or the Pharmco Security Agreement, and to the extent the Guarantor has any defenses, setoffs, counterclaims, cross-actions or equities against the TCA and/or against the enforceability of the Guaranty or the Pharmco Security Agreement, the Guarantor acknowledges and agrees that same are hereby fully and unconditionally waived by Guarantor.

6.            Additional Confirmations.  The Guarantor hereby represents, warrants and covenants that the TCA’s security interests and liens in all of the “Collateral” (as such term is defined in the Pharmco Security Agreement) are and remain valid, perfected, first-priority security interests and liens in such Collateral, and no other liens, security interests or other encumbrances exist or have been granted in favor of any other Person affecting any portion of the Collateral.

7.            TCA’s Conduct.  As of the date of this Acknowledgment, the Guarantor hereby acknowledges and admits that: (i) TCA has acted in good faith and has fulfilled and fully performed all of its obligations under or in connection with the Transaction Documents, including the Guaranty and the Pharmco Security Agreement; and (ii) that there are no other promises, obligations, understandings or agreements with respect to the Transaction Documents, or the Guaranty or the Pharmco Security Agreement, except as expressly set forth herein and therein.

8.            Indemnification.  The Guarantor (jointly and severally with the Borrower) hereby indemnifies and holds the “Investor Indemnitees” (as defined in the CEF), and each of them, harmless from and against any and all “Indemnified Liabilities” (as defined in the CEF) payable by any of the Investor Indemnitees to any Person, including reasonable attorneys’ and paralegals’ fees and expenses, court costs, settlement amounts, costs of investigation and interest thereon from the time such amounts are due at the highest non-usurious rate of interest permitted by applicable law, through all negotiations, mediations, arbitrations, trial and appellate levels, as a result of, or arising out of, or relating to any matters relating to the Guaranty, the Pharmco Security Agreement or any other Transaction Documents.

9.            Release.  As a material inducement for TCA to enter into the First Amendment, the Guarantor does hereby release, waive, discharge, covenant not to sue, acquits, satisfies and forever discharges each of the Investor Indemnitees and their respective successors and assigns, from any and all Indemnified Liabilities or any “Claims” (as defined in the CEF) whatsoever in law or in equity which the Guarantor ever had, now has, or which any successor or assign of the Guarantor hereafter can, shall or may have against any of the Investor Indemnitees and their respective successors and assigns, for, upon or by reason of any matter, cause or thing whatsoever related to this Acknowledgment, the Guaranty, the Pharmco Security Agreement, or any other Transaction Documents through the date hereof.  The Guarantor further expressly agrees that the foregoing release and waiver agreement is intended to be as broad and inclusive as permitted by the laws of the State governing the Transaction Documents. In addition to, and without limiting the generality of foregoing, the Guarantor further covenants with and warrants unto the TCA and each of the other Investor Indemnitees, that there exist no claims, counterclaims, defenses, objections, offsets or other Claims against TCA or any other Investor Indemnitee.

10.           Effect on Agreement and Loan Documents.  Except as expressly affected by this Acknowledgment, all of the terms and provisions of the Guaranty and the Pharmco Security Agreement shall remain and continue in full force and effect after the execution of this Acknowledgement, are hereby ratified and confirmed, and incorporated herein by this reference.

11.           Waiver of Existing Default.  Upon execution of this Acknowledgment, the First Amendment, and all other documents required or requested by TCA in connection herewith, and payment by the Borrower of all fees required to be paid hereunder and thereunder, the Existing Default shall be deemed waived by TCA, provided, however, this waiver shall only apply to the Existing Default, and this Acknowledgment shall not be deemed or construed in any manner as a waiver by TCA of any other Claims, defaults, Events of Default, breaches or misrepresentations by the Borrower or the Guarantor under any Transaction Documents, or any of TCA’s rights or remedies in connection therewith, which may occur after the date hereof.

12.           Execution.  This Acknowledgment may be executed in one or more counterparts, all of which taken together shall be deemed and considered one and the same Acknowledgment, and same shall become effective when counterparts have been signed by each party and each party has delivered its signed counterpart to the other party.  In the event that any signature is delivered by facsimile transmission or by e-mail delivery of a “.pdf” format file or other similar format file, such signature shall be deemed an original for all purposes and shall create a valid and binding obligation of the party executing same with the same force and effect as if such facsimile or “.pdf” signature page was an original thereof.

13.           Governing Law.  Notwithstanding anything contained in the Guaranty, the Pharmco Security Agreement, or any of the Transaction Documents to the contrary, the Guarantor irrevocably agrees that any dispute arising under, relating to, or in connection with, directly or indirectly, any of the Transaction Documents or related to any matter which is the subject of or incidental to any of the Transaction Documents (whether or not such claim is based upon breach of contract or tort) shall be subject to the exclusive jurisdiction and venue of the state and/or federal courts located in Broward County, Florida.  This provision is intended to be a “mandatory” forum selection clause and governed by and interpreted consistent with Florida law.  The Guarantor hereby consents to the exclusive jurisdiction and venue of any state or federal court having its situs in said county, and each waives any objection based on forum non conveniens. The Guarantor hereby waives personal service of any and all process and consents that all such service of process may be made by certified mail, return receipt requested, directed to the Guarantor, as applicable, as set forth herein or in the manner provided by applicable statute, law, rule of court or otherwise.  Except for the foregoing mandatory forum selection clause, notwithstanding anything contained in any of the Transaction Documents to the contrary, all terms and provisions hereof and the rights and obligations of the Guarantor and TCA under any of the Transaction Documents shall be governed, construed and interpreted in accordance with the laws of the State of Florida, without reference to conflict of laws principles.

[Signatures on the following page]

IN WITNESS WHEREOF, the parties hereto have duly executed this Acknowledgment as of the day and year first above written.

GUARANTOR:

PHARMCO, L.L.C.

By:	/s/ Alan Jay Weisberg
Name:	Alan Jay Weisberg
Title:	Interim Chief Executive Officer